Exhibit 3.2

ARTICLES OF AMENDMENT AND RESTATED
ARTICLES OF INCORPORATION OF
ACACIA DIVERSIFIED HOLDINGS, INC.

Acacia Automotive, Inc., a Texas for profit corporation (the “Corporation”), pursuant to the provisions of Sections 22.105, 22.106, 22.108, 22.109 and related provisions of the Texas Business Organizations Code hereby adopts these amendments and restated Articles of Incorporation, which accurately copies and makes new amendments to the Articles of Incorporation of the Corporation and contains all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation.

WHEREAS the Corporation’s current Articles of Incorporation, together with all previous amendments thereto and prior to any new amendments thereof, should be properly incorporated hereinbelow by way of reference.

NOW THEREFORE, BE IT RESOLVED that the following accurately sets forth the Corporation’s current Articles of Incorporation, together with all previous amendments thereto, being the entirety of same prior to any new amendments made by this filing as of July 26, 2012:

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WHEREAS, the Board of Directors now deems it to be in the best interests of the Corporation to amend and restate the Corporation’s Articles of Incorporation, subject to ratification of its shareholders; and

WHEREAS these Amended and Restated Articles of Incorporation make new amendments to the existing Articles of Incorporation, and each Article of the original Articles of Incorporation, and each subsequent amendment of any thereof, is hereinafter stated and subsequently eliminated and the Articles appearing in the Restated Articles of Incorporation attached to this form are substituted in their place; and,

WHEREAS each new amendment has been made in accordance with the provisions of the Texas Business Organizations Code, these amendments to the Articles of Incorporation and the Restated Articles of Incorporation having been approved by the governing documents of the Corporation in the manner required by the Texas Business Organizations Code; and,

WHEREAS the Board of Directors deems it in the best interests of the Corporation hereby to adopt and be governed by the Texas Business Organizations Code, as pursuant to Chapter 4 thereof, as it applies to for-profit corporations, and to no longer be governed by the expired Texas Business Corporation Act; and,

WHEREAS the Corporation has determined to, and the Texas Business Organizations Code permits it to, continue forward with the use of and reference to certain synonymous terms including but not limited to “articles of incorporation” rather than “certificate of formation”, “authorized capital stock” rather than “authorized shares”, and other similar references.

NOW THEREFORE, BE IT RESOLVED that, pursuant to the provisions of Sections 3.051, 3.057, 3.063, 21.052, 21.053, 21.054 and/or other relevant sections of the Texas Business Organizations Code, the Board of Directors of the Corporation on July 20, 2012 adopted in the entirety hereof the following Amendments to its Articles of Incorporation which accurately copies the Articles of Incorporation and all amendments in effect to date and the full Restatement of its Articles of Incorporation, subject to proper ratification by the shareholders of the Corporation; and,

BE IT FURTHER RESOLVED that the Corporation’s Articles of Incorporation, as further amended by these Articles of Amendment, identified and made in accordance with the Texas Business Organizations Code, are set forth below and contain no other changes in any provisions.

Amendment 1.

WHEREAS the Corporation has determined it to be in its best interests to be governed under the new Texas Business Organizations Code rather than the expired Texas Business Corporation Act and to continue forward with the use of certain synonymous terms; and,

WHEREAS the Texas Business Organizations Code permits, and the Corporation finds it in its best interests to continue forward with the use of and reference to certain synonymous terms including but not limited to “articles of incorporation” rather than “certificate of formation”, “authorized capital stock” rather than “authorized shares”, and other similar references.

NOW THEREFORE, BE IT RESOLVED that the first amendment certifies that the Corporation hereby elects to adopt and be governed by the Texas Business Organizations Code, as pursuant to Chapter 4 thereof, as it applies to for-profit corporations, and shall no longer be governed by the expired Texas Business Corporation Act; and,

BE IT FURTHER RESOLVED the Corporation, pursuant to the Texas Business Organizations Code, has determined to continue forward with the use of and reference to certain synonymous terms including but not limited to “articles of incorporation” rather than “certificate of formation”, “authorized capital stock” rather than “authorized shares”, and other similar references.

Amendment 2.

WHEREAS the Corporation’s Articles of Incorporation heretofore referred to Acacia Automotive, Inc. in certain Articles as: the “corporation”; and,

WHEREAS it is the desire of the Corporation that references in those instruments be changed to correctly reflect references to the Corporation in all Articles to that entity as the “Corporation” with a capitalized first character.

NOW THEREFORE, BE IT RESOLVED that the second amendment authorizes and directs that the references to the Corporation at such places as that term appears in these Amended and Restated Articles of Incorporation in making reference to Acacia Automotive, Inc. shall hereafter include a capitalized first character in the word “Corporation”, all such changes and the full text of all existing Amendments being hereby made to include this provision.

Amendment 3.

BE IT FURTHER RESOLVED that the third amendment changes ARTICLE ONE, and the full text of the existing Amendment and the provision changed is as follows:

The instrument described above previously stated:

ARTICLE ONE

The name of the Corporation is Acacia Automotive, Inc.

The number of authorized shares of Common Stock was increased to 150,000,000; the par value reduced to $0.001 per share from $0.01 per share; the stock was split one for eight, and 2,000,000 shares of preferred stock was authorized to be issued by the board of directors as follows:

That provision is now changed to correctly read as follows:

ARTICLE ONE

The name of the Corporation is Acacia Diversified Holdings, Inc.

ARTICLE TWO

The period of its duration is perpetual.

Amendment 4.

BE IT FURTHER RESOLVED that the fourth amendment changes ARTICLE THREE, and the full text of the existing Amendment and the provision changed is as follows:

The instrument described above previously stated:

ARTICLE THREE

The purpose for which the Corporation is organized are: The transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

That provision is now changed to correctly read as follows:

ARTICLE THREE

The purposes for which the Corporation is organized are: The transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Organizations Code.

Amendment 5.

BE IT FURTHER RESOLVED that the fifth amendment changes ARTICLE FOUR, and the full text of the existing Amendment and the provision changed is as follows:

The instrument described above previously stated:

ARTICLE FOUR

The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and “Common Stock"; the total number of shares of stock which the Corporation shall have authority to issue is One hundred fifty two million (152,000,000); the total number of shares of Preferred Stock shall be Two Million (2,000,000) with a par value of One Tenth of a Cent ($0.001); the total number of shares of Common Stock shall be One Hundred Fifty Million (150,000,000) with a par value of One Tenth of a Cent ($0.001).

Shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

Effective on the filing of this Certificate of Amendment of Restated Certificate of Incorporation (the “Effective Time”), a one-for-eight reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each eight shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified and combined (the “Reverse Split”) into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (the “New Common Stock”). No fractional shares of Common Stock shall be issued as a result of such reclassification and combination.  In lieu of any fractional share to which the stockholder would otherwise be entitled, the Corporation shall issue such additional fraction of a share as is necessary to increase the fractional share to a full share. Whether or not fractional shares are issuable upon such reclassification and combination shall be determined on the basis of the total number of shares of Old Common Stock held by a holder and the total number of shares of New Common Stock issuable to such holder as a result of the Reverse Split.

The Series A Preferred Stock shall consist of 525,000 shares.  The powers, preferences, rights, restrictions, and other matters relating to the Series A Preferred Stock are as follows:

1. Dividends

(a) Dividends may be paid on either or both the Common Stock and the Series A Preferred Stock as and when declared by the Board of Directors of the Corporation out of funds of the Corporation legally available for the payment of dividends, except that so long as any shares of Series A Preferred Stock are outstanding:

(i)           No dividend (other than a dividend payable in shares of the Corporation in the manner provided in paragraph 1(a)(ii) below) shall be declared or paid upon either the Common Stock or the Series A Preferred Stock unless such dividend is simultaneously declared and paid upon both Common Stock and Series A Preferred Stock, the dividend on the Series A Preferred Stock being paid on an as converted basis.

(ii)           Stock dividends declared and paid on the Common Stock shall be payable solely in shares of Common Stock and stock dividends declared and paid on the Series A Preferred Stock shall be paid solely in shares of Series A Preferred Stock.  No stock dividend may be declared or paid on the Common Stock unless a stock dividend payable in shares of Series A Preferred Stock, proportionately on a per share basis, is simultaneously declared and paid on the Series A Preferred Stock.  No stock dividend may be declared or paid on the Series A Preferred Stock unless a stock dividend payable in shares of Common Stock, proportionately on a per share basis, is simultaneously declared and paid on the Common Stock.

(b) In the event the Corporation shall declare a distribution (other than any distribution described in Section 2 or Section 3) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution on an as converted basis as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

2. Liquidation

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock and Series A Preferred Stock shall participate ratably in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock then held by them.

(b) For purposes of this Section 2, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Preferred Stock and Common Stock to receive at the closing in cash, securities or other property amounts as specified in Sections 2(a) above.

(c) Whenever the distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

3. Redemption – The Series A Preferred Stock may not be redeemed.

4. Voting Rights

Each holder of shares of the Series A Preferred Stock shall be entitled to 50 votes on all matters to be voted on by the shareholders of the Corporation for each share of Series A Preferred Stock held.

5. Conversion

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into one share of Common Stock.

(b) Mandatory Conversion of Series A Preferred Stock.  Upon the death of the Original Holder or the transfer of shares of Series A Preferred Stock to any person other than a Permitted Transferee, then, without further act on the part of any person, each share of Series A Preferred Stock issued and outstanding (in the case of the Original Holder's death) or each share of Series A Preferred Stock transferred to a person other than a Permitted Transferee (in the case of such a transfer) shall be converted to one fully paid and nonassessable share of Common Stock.  Upon any such conversion, stock certificates formerly representing outstanding shares of Series A Preferred Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock, and any outstanding right to receive Series A Preferred Stock shall automatically become the right to receive a like number of shares of Common Stock.

(c) Mechanics of Conversion.  Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued.  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(d) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivision of Common Stock.  The shares of Common Stock and Series A Preferred Stock shall not be subdivided by a stock split, reclassification or otherwise or combined by reverse stock split, reclassification or otherwise unless, at the same time, the shares of Common Stock and Series A Preferred Stock are proportionately, on a per share basis, so subdivided or combined.

(e) No Impairment.  The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(f) Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out if its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

6. Restrictions and Limitations.

(a) Transfer of Series A Preferred Stock.  No person holding shares of Series A Preferred Stock may transfer, and the Corporation shall not register the transfer of such shares of Series A Preferred Stock, whether by sale, assignment, exchange, gift, bequest, appointment or otherwise, except to a "Permitted Transferee."  The term "Permitted Transferee" shall mean any trust that is established by the holder to whom the shares were initially issued (the “Original Holder”) for estate planning purposes that provides for distribution to the Original Holder's beneficiaries of shares of Series A Preferred Stock upon the Original Holder’s death, provided that the Original Holder retains voting control with respect to such shares of Series A Preferred Stock until his death.

(i) If any shares of Series A Preferred Stock are acquired by any person who is not a Permitted Transferee, all shares of Series A Preferred Stock then held by such person shall be deemed, without further act on the part of any person, to be converted into shares of Common Stock, and stock certificates formerly representing such shares of Series A Preferred Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

(ii) Notwithstanding anything to the contrary set forth herein, the Original Holder may pledge his shares of Series A Preferred Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; provided, however, that (i) the Original Holder at all times retains voting control with respect to such pledged shares until an event of foreclosure or similar action, and (ii) such shares shall not be transferred to or registered in the name of any such pledgee and shall remain subject to the provisions of this paragraph (b). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Series A Preferred Stock shall be deemed, without further act on the part of any person, to be converted into shares of Common Stock and transferred to the pledgee.

(iii) Shares of Series A Preferred Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name.  For this purpose, a "beneficial owner" of any shares of Series A Preferred Stock shall mean the Original Holder or a Permitted Transferee.  The Corporation shall note or cause to be noted on the certificates for shares of Series A Preferred Stock, the existence of the restrictions on transfer and registration of  transfer imposed by this paragraph 6.

7. No Reissuance of Series A Preferred Stock

No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

That provision is now changed to correctly read as follows:

ARTICLE FOUR

The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and “Common Stock"; the total number of shares of stock which the Corporation shall have authority to issue is One hundred fifty two million (152,000,000); the total number of shares of Preferred Stock shall be Two Million (2,000,000) with a par value of One Tenth of a Cent ($0.001); the total number of shares of Common Stock shall be One Hundred Fifty Million (150,000,000) with a par value of One Tenth of a Cent ($0.001).

Shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is authorized to fix the voting rights, designations, powers, preferences, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding

ARTICLE FIVE

The Corporation will not commence business until it has received for the issuance of its shares the value of $1,000.00.

Amendment 6.

BE IT FURTHER RESOLVED that the sixth amendment changes ARTICLE SIX, and the full text of the existing Amendment and the provision changed is as follows:

The instrument described above previously stated:

ARTICLE SIX

The address of the Corporation’s registered office is:

1215 Executive Drive West # 102
Richardson, TX 75081

The registered agent at such address is Robert A. Forrester, Esquire.

That provision is now changed to correctly read:

ARTICLE SIX

The address of the Corporation’s registered office is:

1303 Columbia Dr. - Suite 209
Garland, Texas 75081

The registered agent at such address is Danny R. Gibbs.

ARTICLE SEVEN

The number of initial directors is two and the name and address of the directors are:

NAME	ADDRESS

PROTER CLICK	612 Mount Vernon
Garland, Texas 75043

HAZEL T. ECKEBERGER	909 E. Centerville
Garland, Texas 75041

ARTICLE EIGHT

The name and address of the incorporator is:

NAME	ADDRESS

W.D. BALLARD	207 Century Bank Bldg.
1111 N. Beltline
Garland, TX 75040

ARTICLE NINE

The Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying rights, options, or warrants to purchase shares of any class. No shareholder of the Corporation shall by reasons of his holding shares of any class of stock of the Corporation have any pre-emptive or preferential rights to purchase or subscribe to any shares of any class of the Corporation now or hereafter to be authorized, or to any notes, debentures, bonds or other subscriptions convertible into or carrying rights, options or warrants to purchase shares of any class, now or hereafter to be authorized whether or not the issuance of any such shares, notes, debentures, bonds or other securities would adversely affect the dividend rights of such shareholder. The Board of Directors, however, may in its discretion, and at such price as it may fix, grant such rights to shareholders of the Corporation.

Amendment 7.

BE IT FURTHER RESOLVED that the seventh amendment changes ARTICLE TEN, and the full text of the existing Amendment and the provision changed is as follows:

The instrument described above previously stated:

ARTICLE TEN

In all the elections for directors, each shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, and for whose election he has the right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

That provision is now changed to correctly read:

ARTICLE TEN

In all the elections for directors, each shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, and for whose election he has the right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

Each outstanding share, regardless of class, shall be entitled to the number of votes attached to that share by the relative voting rights and preferences attached thereto, on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by these Articles of Incorporation.

Amendment 8.

BE IT FURTHER RESOLVED that the eighth amendment changes ARTICLE ELEVEN, and the full text of the existing Amendment and the provision changed is as follows:

The instrument described above previously stated:

ARTICLE ELEVEN

Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and dated by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of shares entitled to vote on the action were present and voted.

That provision is now changed to correctly read:

ARTICLE ELEVEN

Any action required by the Texas Business Organizations Code to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders may be taken without holding a meeting, providing notice, or taking a vote if shareholders having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting in which each shareholder entitled to vote on the action is present and votes, sign a written consent or consents stating the action taken.

Any such written consent or consents must include the date each shareholder signed the consent and is effective to take the action that is the subject of the consent only if the consent or consents are delivered to the Corporation not later than the 60th day after the date the earliest dated consent is delivered to the Corporation as required by Section 6.203 of the Texas Business Organizations Code.

Any such signed consent or a signed copy thereof, shall be placed in the Minute Book of the Corporation.

Unless otherwise restricted by these Articles of Incorporation, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors.  Such consent shall have the same force and effect as a unanimous vote at a meeting.  Any such signed consent, or a signed copy thereof, shall be placed in the Minute Book of the Corporation.

Amendment 9.

BE IT FURTHER RESOLVED that the ninth amendment changes ARTICLE TWELVE, and the full text of the existing Amendment and the provision changed is as follows:

The instrument described above previously stated:

ARTICLE TWELVE

The Articles may be altered, amended, or repealed or new Articles may be adopted by the shareholders by the affirmative vote of a majority of the shares of Capital Stock of the Corporation entitled to vote thereon.  The shareholders of this Corporation may (i) adopt a plan of merger or consolidation and/or (ii) authorize a sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation by the affirmative vote of a majority of the shares of Capital Stock of the Corporation entitled to vote thereon.

That provision is now changed to correctly read:

ARTICLE TWELVE

These Articles may be altered, amended, or repealed or new Articles may be adopted by the shareholders by the affirmative vote of a majority of the shares of Capital Stock of the Corporation entitled to vote thereon.  Each outstanding share, regardless of class, shall be entitled to the number of votes attached to that share by the relative voting rights and preferences attached thereto, on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by these Articles of Incorporation.

At any meeting of the shareholders, every shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

The shareholders of this Corporation may (i) adopt a plan of merger or consolidation and/or (ii) authorize a sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation by the affirmative vote of a majority of the shares of Capital Stock of the Corporation entitled to vote thereon.

Amendment 10.

BE IT FURTHER RESOLVED that the tenth amendment changes ARTICLE THIRTEEN, and the full text of the existing Amendment and the provision changed is as follows:

The instrument described above previously stated:

ARTICLE THIRTEEN

The corporation shall indemnify any and all persons whom it has the power to indemnify under the Texas Business Corporation Act against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by such law and may, at the discretion of the Board of Directors, purchase and maintain insurance, at its expense, and to indemnify him against any judgment, fine, amount paid in settlement or other liability, whether or not the corporation would have the power to so indemnify such person under the Texas Business Corporation Act.

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 2.02-1 of the Texas Business Corporation Act, as the same exists hereafter may be amended, or (iv) for any transaction form which the director derived an improper personal benefit.  Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

The corporation, to the maximum extent permitted by the Texas Business Corporation Act (or any other applicable law, rule or regulation), shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation’s, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.  Expenses incurred by any such person in defending a civil or criminal action, suit or proceeding, subject to the terms and conditions of this Article IX, shall be paid by the corporation on an ongoing basis as billed in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted by law.  Notwithstanding any subsequent alteration, amendment or repeal of this ARTICLE THIRTEEN, the rights to indemnification and to advance payments created by this ARTICLE THIRTEEN shall apply to (a) any claims made or asserted at any time while this ARTICLE THIRTEEN is in effect and (b) any claims based on or arising from any act, omission or event occurring at any time while this ARTICLE THIRTEEN is in effect.

That provision is now changed to correctly read:

ARTICLE THIRTEEN

Permissive Indemnification. The Corporation shall, to the maximum extent permitted by the Texas Business Organizations Code (or any other applicable law, rule or regulation), indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, was acting at the direction of and on behalf of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

Pursuant to the aforegoing, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for actions specified in accordance with Article 8.102 of the Texas Business Organizations Code as the same exists hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Mandatory Indemnification.  The Corporation shall indemnify an officer or director, former officer or director, or other person acting at the direction of and on behalf of the Corporation against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was an officer or director or other specified agent of the Corporation (a) if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding; or, (b) a court that determines, in a suit for indemnification,  that an officer or director, former officer or director, or other person acting at the direction of and on behalf of the Corporation is  entitled to indemnification under this section shall order  indemnification and award to the person the expenses incurred in  securing the indemnification.

Subject to the aforegoing, expenses incurred by any such person in defending a civil or criminal action, suit or proceeding, subject to the terms and conditions of this ARTICLE THIRTEEN, shall be paid by the Corporation on an ongoing basis as billed in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted by law.  Notwithstanding any subsequent alteration, amendment or repeal of this ARTICLE THIRTEEN, the rights to indemnification and to payments created by this ARTICLE THIRTEEN shall apply to (a) any claims made or asserted at any time while this ARTICLE THIRTEEN is in effect and (b) any claims based on or arising from any act, omission or event occurring at any time while this ARTICLE THIRTEEN is in effect

The Corporation may, at the discretion of the Board of Directors, purchase and maintain insurance, at its expense, and to indemnify any person against any judgment, fine, amount paid in settlement or other liability, if the Corporation would have the power to so indemnify such person under the Texas Business Organizations Code.

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RESTATED ARTICLES OF INCORPORATION
OF ACACIA DIVERSIFIED HOLDINGS, INC.

WHEREAS Acacia Diversified Holdings, Inc., in accordance with and pursuant to the provisions of Sections 3.057, 3.059, 3.063, 21.053, 21.054, and 21.056 of the Texas Business Organizations Code, adopts these following restated Articles of Incorporation, which accurately states the text and all amendments thereof in their entirety. These Restated Articles of Incorporation do not contain any other change to the Articles of Incorporation being restated except for the information permitted to be omitted by the provisions of the Texas Business Organizations Code applicable to the filing entity.  Each statement effected by these restated Articles of Incorporation and each amendment made by these restated Articles of Incorporation were adopted by the Board of Directors of the Corporation on July 20, 2012, and properly submitted for ratification by Written Consent of the Majority of the Shareholders of Acacia Automotive, Inc. in Lieu of a Special Meeting of Shareholders on July 26, 2012.

NOW THEREFORE, BE IT RESOLVED that these Articles of Incorporation, in their entirety, as now amended and restated as set forth below and having have been properly adopted by the Board of Directors of the Corporation on July 20, 2012, and duly ratified by Written Consent of the Majority of the Shareholders of Acacia Automotive, Inc. in Lieu of a Special Meeting of Shareholders on July 26, 2012, in accordance with and pursuant to the provisions of Sections 3.057, 3.059, 3.063, 21.053, 21.054, and 21.056 of the Texas Business Organizations Code and the governing documents of the Corporation, supersedes all prior amendments and modifications thereof and contains no other changes in any provisions.

ARTICLE ONE

The name of the Corporation is Acacia Diversified Holdings, Inc.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the Corporation is organized are: The transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Organizations Code.

ARTICLE FOUR

The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and “Common Stock"; the total number of shares of stock which the Corporation shall have authority to issue is One hundred fifty two million (152,000,000); the total number of shares of Preferred Stock shall be Two Million (2,000,000) with a par value of One Tenth of a Cent ($0.001); the total number of shares of Common Stock shall be One Hundred Fifty Million (150,000,000) with a par value of One Tenth of a Cent ($0.001).

Shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding.

ARTICLE FIVE

The Corporation will not commence business until it has received for the issuance of its shares the value of $1,000.00.

ARTICLE SIX

The address of the Corporation’s registered office is:

1303 Columbia Dr. - Suite 209
Garland, Texas 75081

The registered agent at such address is Danny R. Gibbs.

ARTICLE SEVEN

The number of initial directors is two and the name and address of the directors are:

NAME	ADDRESS

PROTER CLICK	612 Mount Vernon
Garland, Texas 75043

HAZEL T. ECKEBERGER	909 E. Centerville
Garland, Texas 75041

ARTICLE EIGHT

The name and address of the incorporator is:

NAME	ADDRESS

W.D. BALLARD	207 Century Bank Bldg.
1111 N. Beltline
Garland, TX 75040

ARTICLE NINE

The Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying rights, options, or warrants to purchase shares of any class. No shareholder of the Corporation shall by reasons of his holding shares of any class of stock of the Corporation have any pre-emptive or preferential rights to purchase or subscribe to any shares of any class of the Corporation now or hereafter to be authorized, or to any notes, debentures, bonds or other subscriptions convertible into or carrying rights, options or warrants to purchase shares of any class, now or hereafter to be authorized whether or not the issuance of any such shares, notes, debentures, bonds or other securities would adversely affect the dividend rights of such shareholder. The Board of Directors, however, may in its discretion, and at such price as it may fix, grant such rights to shareholders of the Corporation.

ARTICLE TEN

In all the elections for directors, each shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, and for whose election he has the right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

Each outstanding share, regardless of class, shall be entitled to the number of votes attached to that share by the relative voting rights and preferences attached thereto, on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by these Articles of Incorporation.

ARTICLE ELEVEN

Any action required by the Texas Business Organizations Code to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders may be taken without holding a meeting, providing notice, or taking a vote if shareholders having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting in which each shareholder entitled to vote on the action is present and votes, sign a written consent or consents stating the action taken.

Any such written consent or consents must include the date each shareholder signed the consent and is effective to take the action that is the subject of the consent only if the consent or consents are delivered to the Corporation not later than the 60th day after the date the earliest dated consent is delivered to the Corporation as required by Section 6.203 of the Texas Business Organizations Code.

Any such signed consent or a signed copy thereof, shall be placed in the Minute Book of the Corporation.

Unless otherwise restricted by these Articles of Incorporation, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors.  Such consent shall have the same force and effect as a unanimous vote at a meeting.  Any such signed consent, or a signed copy thereof, shall be placed in the Minute Book of the Corporation.

ARTICLE TWELVE

These Articles may be altered, amended, or repealed or new Articles may be adopted by the shareholders by the affirmative vote of a majority of the shares of Capital Stock of the Corporation entitled to vote thereon.  Each outstanding share, regardless of class, shall be entitled to the number of votes attached to that share by the relative voting rights and preferences attached thereto, on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by these Articles of Incorporation.

At any meeting of the shareholders, every shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

The shareholders of this Corporation may (i) adopt a plan of merger or consolidation and/or (ii) authorize a sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation by the affirmative vote of a majority of the shares of Capital Stock of the Corporation entitled to vote thereon.

ARTICLE THIRTEEN

Permissive Indemnification. The Corporation shall, to the maximum extent permitted by the Texas Business Organizations Code (or any other applicable law, rule or regulation), indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, was acting at the direction of and on behalf of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

Pursuant to the aforegoing, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for actions specified in accordance with Article 8.102 of the Texas Business Organizations Code as the same exists hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Mandatory Indemnification.  The Corporation shall indemnify an officer or director, former officer or director, or other person acting at the direction of and on behalf of the Corporation against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was an officer or director or other specified agent of the Corporation (a) if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding; or, (b) a court that determines, in a suit for indemnification,  that an officer or director, former officer or director, or other person acting at the direction of and on behalf of the Corporation is  entitled to indemnification under this section shall order  indemnification and award to the person the expenses incurred in  securing the indemnification.

Subject to the aforegoing, expenses incurred by any such person in defending a civil or criminal action, suit or proceeding, subject to the terms and conditions of this ARTICLE THIRTEEN, shall be paid by the Corporation on an ongoing basis as billed in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted by law.  Notwithstanding any subsequent alteration, amendment or repeal of this ARTICLE THIRTEEN, the rights to indemnification and to payments created by this ARTICLE THIRTEEN shall apply to (a) any claims made or asserted at any time while this ARTICLE THIRTEEN is in effect and (b) any claims based on or arising from any act, omission or event occurring at any time while this ARTICLE THIRTEEN is in effect

The Corporation may, at the discretion of the Board of Directors, purchase and maintain insurance, at its expense, and to indemnify any person against any judgment, fine, amount paid in settlement or other liability, if the Corporation would have the power to so indemnify such person under the Texas Business Organizations Code.

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WHEREAS this document and these Amended and Restated Articles of Incorporation become effective when the document is filed by the Texas Secretary of State.

 NOW THEREFORE, BE IT RESOLVED that the Corporation’s Secretary or other officer is hereby instructed to properly file these Amended and Restated Articles of Incorporation with the Texas Secretary of State at the earliest possible date to make them effective.

The undersigned (i) affirms that the person designated as the new Registered Agent for the Corporation in these Restated Articles of Incorporation has consented to the appointment in writing; (ii) affirms that he is authorized under the provisions of law governing the entity to execute the filing instrument; (iii) signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies it under penalty of perjury; and, (iv) affirms that the foregoing amendments to and restatement of the Corporation’s Articles of Incorporation were duly adopted by the Corporation’s Board of Directors on July 20, 2012, and were ratified on July 26, 2012, by Written Consent by the Majority of the Shareholders of Acacia Diversified Holdings, Inc. in Lieu of a Special Meeting of Shareholders on

Date:  July 26, 2012

ACACIA DIVERSIFIED HOLDINGS, INC.

By: /s/ Steven L. Sample
       Steven L. Sample, President and CEO